Tonya Mitchem Grindon, Shareholder Direct Dial: 615.726.5607 Direct Fax: 615.744.5607 E-Mail Address: tgrindon@bakerdonelson.com	BAKER DONELSON CENTER, SUITE 800 211 COMMERCE STREET NASHVILLE, TENNESSEE 37201 MAILING ADDRESS: P.O. BOX 190613 NASHVILLE, TENNESSEE 37219 PHONE: 615.726.5600 FAX: 615.726.0464
www.bakerdonelson.com

Exhibit 5.1

April 14, 2016

VerifyMe, Inc.
12 West 21st Street, 8th Floor
New York, NY 10010

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to VerifyMe, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the resale by selling security holders of up to 6,175,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), underlying the Company’s outstanding Series C Preferred Stock (as defined below), and certain outstanding Warrants (as defined below).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering this opinion, we have examined (i) the Registration Statement and the exhibits thereto, (ii) the Company’s Amended and Restated Articles of Incorporation, as amended (iii) the Amended and Restated Bylaws, as amended, of the Company, (iv) certain resolutions of the board of directors of the Company, relating to the issuance and sale of the Shares, the 0% Series C Convertible Preferred Stock, par value $0.001 per share, convertible into Shares (the “Series C Preferred Stock”), and warrants exercisable into Shares (the “Warrants”), and (v) certificates of officers of the Company and of public officials and other such records, instruments and documents as we have deemed advisable in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, we are of the opinion that the Shares, which are to be duly issued upon due conversion or exercise of the Series C Preferred Stock or Warrants, as applicable, will be, when issued upon such conversion or exercise and payment of the exercise price, if any, validly issued, fully paid and non-assessable.

VerifyMe, Inc.
April 14, 2016

We express no opinion as to the effect or application of any laws or regulations other than the statutory provisions of Title 7, Chapter 78 of the Nevada Revised Statutes and the Federal laws of the United States, in each case as currently in effect.  Furthermore, our opinions set forth herein assume that there are a sufficient number of shares of Common Stock authorized in connection with the conversion of the Series C Preferred Stock and the exercise of Warrants.

The information set forth herein is as of the date hereof.  We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Registration Statement or the prospectus included therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and being named in the prospectus included in the Registration Statement under the heading “Legal Matters.”  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Best regards,

BAKER, DONELSON, BEARMAN,
CALDWELL & BERKOWITZ, PC

/s/ Tonya Mitchem Grindon

Tonya Mitchem Grindon, Shareholder